SUBSIDIARIES OF THE COMPANY


1.        Right Associates Government Services, Inc., a Virginia corporation

2.        Right License Holding, Inc., a Delaware corporation

3.        RMC of Illinois, Inc., an Illinois corporation

4.        Teams International, LLC, an Arizona limited liability corporation

5.        Right Human Resources, Inc., a Canadian corporation

6.        Right Associates, Ltd., a U.K. corporation

7.        Cavendish Partners, Inc., a U.K. corporation

8.        Right Management Consultants, SA, a French corporation

9.        Right ARJ Management Consultants, SA, a French corporation

10.       Right Management Consultants (Belgium), SA

11.       Right D&A Pty. Ltd., an Australian corporation

12.       Sinova International Holding A/S, a Denmark corporation

13.       Sinova Sverige AB, a Swedish corporation

14.       Sinova AB, a Swedish corporation

15.       Sinova A/S, a Norwegian corporation

16.       Kjaer & Kerulf A/S, a Denmark corporation

17.       Way Station, Inc. (51%), a Japanese corporation

18. Saad-Fellipelli Recursos Humanos Ltda. (51%), a Brazilian limited liability quota company

19. Coaching- Psicologia Estrategica Ltda. (51%), a Brazilian limited liability quota company